FOURTH AMENDMENT TO SECURED PROMISSORY NOTE

THIS FOURTH AMENDMENT TO SECURED PROMISSORY NOTE (this "Fourth Amendment") is made and entered into effective as of October 31, 2026 (the "Effective Date") by and between PowerCompute, Inc. (formerly known as LM Funding America, Inc.), a Delaware corporation (the "Company"), and Brown Family Enterprises, LLC, a Delaware limited liability company ("Holder").

RECITALS

WHEREAS, Holder is the owner and holder of that certain Secured Promissory Note, Series 2024-SN-001, dated May 13, 2024 and executed by the Company in favor of Holder in the original principal amount of US$1,500,000, as amended by that certain First Amendment to Secured Promissory Note dated as of March 27, 2025 (the "First Amendment"), that certain Second Amendment to Secured Promissory Note dated as of March 27, 2026 (the "Second Amendment"), and that certain Third Amendment to Secured Promissory Note dated as of July 28, 2026 (the "Third Amendment") (as so amended, the "Note");

WHEREAS, as of the Effective Date the outstanding principal balance of the Note is US$1,250,000, and US$9,040 of interest has accrued and remains unpaid thereon;

WHEREAS, the Maturity Date of the Note is December 31, 2026, and the parties desire to extend the Maturity Date as set forth herein;

WHEREAS, the parties desire to amend certain covenants in Section 5.1 of the Note, and Holder has agreed to amend the Note and to provide the waiver set forth herein, on the terms and conditions contained in this Fourth Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are hereby incorporated into this Fourth Amendment and expressly made a part hereof.

2. Amendment. The first paragraph of the Note is hereby replaced, in its entirety, with the following:

"FOR VALUE RECEIVED, PowerCompute, Inc. (formerly known as LM Funding America, Inc.), a Delaware corporation (the "Company"), hereby promises to pay to the order of the undersigned holder (the "Holder"), the principal sum of US$1,250,000 (the "Principal Amount"), together with interest thereon, pursuant to this secured promissory note (the "Note"). In addition to the Principal Amount, the Company owes Holder

US$9,040 in interest accrued and unpaid through and including October 31, 2026 (the "Accrued Interest"). Interest shall accrue from and after November 1, 2026 in an amount equal to eleven percent (11%) per annum, simple interest (calculated on the basis of a 365-day year), on the outstanding principal balance of this Note until the Note is paid in full. All principal, the Accrued Interest, and all other interest accrued but unpaid under this Note shall become due and payable on December 31, 2027 (the "Maturity Date")."

3. Acknowledgment. Holder acknowledges and agrees that, as of the Effective Date, the outstanding principal balance of the Note is US$1,250,000 and US$9,040 of interest remains accrued and unpaid thereon, representing interest accrued for the period from October 1, 2026 through and including October 31, 2026.

4. Amendment of Covenants. Section 5.1 of the Note is hereby amended as follows: (a) clause (e) of Section 5.1 is hereby replaced, in its entirety, with the following: "(e) Dispose of any material assets other than (i) in the ordinary course of business, (ii) sales or other dispositions of digital assets, and (iii) leases of the real property and related improvements owned or acquired by the Company or its subsidiaries in Columbus, Mississippi and Calumet, Oklahoma; provided that marketing such real property for sale or lease shall not constitute a disposition, and any sale of such real property shall require the written consent of the Holder, which shall not be unreasonably withheld, conditioned or delayed;" and (b) clause (g) of Section 5.1 is hereby replaced, in its entirety, with the following: "(g) redeem any equity interests of any stockholders of the Company, whether now or hereafter outstanding, other than purchases of shares of common stock of the Company, whether by tender offer, open-market purchase, privately negotiated transaction or otherwise, for an aggregate purchase price (exclusive of fees and expenses) not to exceed US$1,000,000 from and after the Effective Date; or"

5. Waiver of Prior Matters. Holder waives any default, Event of Default, or failure to obtain Holder's consent under Section 5.1 of the Note arising from any transaction entered into by the Company or any of its subsidiaries before the Effective Date and disclosed in the Company's reports filed with the Securities and Exchange Commission, including the incurrence and repayment of the Company's secured credit facilities and the grant and release of the liens securing them. The foregoing waiver is limited to the matters described and shall not constitute a waiver of any future default.

6. Corrections; Ratification of Prior Amendments. The parties acknowledge and agree that (a) the Note was issued and is dated May 13, 2024, and each reference in the First Amendment, the Second Amendment and the Third Amendment to a Secured Promissory Note dated as of May 18, 2024 shall be read as a reference to the Note dated May 13, 2024; (b) the original principal amount of the Note was US$1,500,000, and each reference in the First Amendment and the Second Amendment to an original principal amount of "$1,500,00" shall be read as US$1,500,000; (c) the Second Amendment is dated as of March 27, 2026, and the reference in the Third Amendment to a Second Amendment dated as of March 24, 2026 shall be read as a reference to the Second Amendment dated as of March 27, 2026; and (d) the security interest securing the Note was granted under Section 4 of the Note, and each reference in the Third Amendment to a Security Agreement dated as of May 18, 2024 shall be read as a reference to Section 4 of the Note. Each of the Company and Holder ratifies and confirms the First Amendment, the Second Amendment and the Third Amendment, as so corrected.

7. Reaffirmation of Security. The Note is and remains a secured obligation of the Company. The Company hereby ratifies, confirms and reaffirms all liens, security interests, pledges and other collateral granted by the Company to secure the Note, including without limitation those granted under Section 4 of the Note (the "Security Documents"), and confirms that such liens and security interests continue in full force and effect and secure the Note as amended by this Fourth Amendment. Nothing in this Fourth Amendment shall impair, release, subordinate or otherwise affect the Security Documents or the priority of the liens and security interests granted thereunder.

8. Ratification. Except as explicitly and specifically amended by this Fourth Amendment, all terms and conditions of the Note shall remain in full force and effect. This Fourth Amendment does not constitute repayment, cancellation or a novation of the Note.

9. Name Change. The parties acknowledge that, effective July 22, 2026, LM Funding America, Inc. changed its corporate name to PowerCompute, Inc. References in the Note and the Security Documents to LM Funding America, Inc. shall be deemed to refer to PowerCompute, Inc., without any change to the identity of the obligor or to the obligations, liens or security interests thereunder.

10. Binding Agreement. The terms and conditions of this Fourth Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

11. Counterparts. This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12. Severability. The illegality or unenforceability of any provision of this Fourth Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Fourth Amendment or any instrument or agreement required hereunder.

13. Conflict. In the event of a conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Note, the terms and provisions of this Fourth Amendment shall be controlling.

14. Headings. The headings or captions of sections and paragraphs in this Fourth Amendment are for reference only, do not define or limit the provisions of such sections or paragraphs, and shall not affect the interpretation of this Fourth Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Fourth Amendment has been executed by the undersigned as of the date and year first above written.

COMPANY:

POWERCOMPUTE, INC.

By: /s/ Richard Russell

Name: Richard Russell

Title: Chief Financial Officer

Address: 1200 W. Platt Street, Suite 1000

Tampa, FL 33606

Email Address: Rrussell@lmfunding.com

HOLDER:

BROWN FAMILY ENTERPRISES, LLC

By: /s/ Christian Brown

Name: Christian Brown

Title: Manager

Address: 15911 Beacon Shores Street

Tampa, FL 33616

Email Address: Christian.h.g.brown@gmail.com

[Signature Page to Fourth Amendment to Secured Promissory Note]